Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2020 EARNINGS CONFERENCE CALL

ON OCTOBER 29, 2020

Calabasas Hills, Calif., – October 8, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release third quarter fiscal 2020 financial results after market close on Thursday, October 29, 2020. The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time. The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com. A replay of the webcast will be available on the Company’s website through November 28, 2020.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100